UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Stewart & Stevenson Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[STEWART & STEVENSON LOGO]	Press Release

Contact:	John Simmons, V.P., CFO Stewart & Stevenson Services, Inc. 713-868-7700

STEWART & STEVENSON ANNOUNCES THAT DONALD STEVENSON
WILL NOT STAND FOR REELECTION TO BOARD OF DIRECTORS

BOARD NOMINATES JAMES TIDWELL AS
INDEPENDENT DIRECTOR CANDIDATE

Houston, May 24, 2004—Stewart & Stevenson Services, Inc. (NYSE:SVC) announced today a prospective change in the makeup of the Company's board of directors in connection with its filing of preliminary proxy materials with the Securities and Exchange Commission (SEC) for its Annual Meeting of Shareholders to be held July 9, 2004. The Company said that, after many years of service to the Company as an officer and director, Donald E. Stevenson has announced that he will not stand for reelection as a director at the upcoming Annual Meeting.

Stewart & Stevenson's board of directors, aided by two national executive search firms, conducted an extensive search for qualified directors to enhance the existing strength of the board. As a result of that process, the board identified and unanimously nominated James M. Tidwell to stand for election as an independent director at the Company's upcoming Annual Meeting. Mr. Tidwell, if elected, will fill Mr. Stevenson's current position.

Max L. Lukens, the Company's President and Chief Executive Officer, and Howard Wolf, the non-executive Chairman of the Company's Board, stated jointly, "Don's service as a board member and commitment to Stewart & Stevenson over the years has been outstanding. Our Company, board, employees and shareholders are indebted to him for his many contributions to the Company.

Mr. Lukens and Mr. Wolf added, "We are pleased to have a businessman of Jim Tidwell's caliber agree to serve on our board. Jim brings a wealth of knowledge, and his background in finance, as well as his experience in the manufacturing and energy industries, will make him a valuable contributor to the strength of our Company."

Since 2000, Mr. Tidwell has served as Vice President Finance and Chief Financial Officer for WEDGE Group Incorporated, a privately-owned investment company with holdings in manufacturing, hotels, commercial real estate and oil field services. Previously, Mr. Tidwell served as President of Daniel Measurement & Control and, earlier, as Executive Vice President and Chief Financial Officer of Daniel Industries, Inc. His extensive experience also includes serving as Chief Financial Officer for Hydril; Senior Vice President, Secretary and Chief Financial Officer of Vetco-Gray; and as Vice President and Secretary of Hughes Tool Company. Mr. Tidwell received a B.S. and a M.S. in Accounting from the University of Kansas. Mr. Tidwell currently serves on the boards of Pioneer Drilling, T-3 Energy Services and Link Energy.

Mr. Wolf stated that, with the exception of Max Lukens, the Company's President and Chief Executive Officer, the Company's board will be comprised solely of independent outside directors. As disclosed in the Company's preliminary proxy materials currently on file with the SEC, Mr. Lukens, together with Robert Sullivan, will stand for reelection at the upcoming Annual Meeting as members of the class of directors to serve until the 2007 annual shareholder meeting. The Company also noted that the nominating and governance committee of the Company's board will continue to actively search for additional highly-qualified independent directors in anticipation of the future scheduled retirements of other directors who are approaching the board's maximum age qualification.

The Company's 2004 Annual Meeting of Shareholders will be held on Friday, July 9, 2004 at the Company's facilities located at 5000 I-10 West, Sealy, Texas. The meeting is scheduled to begin at 9:00 a.m. Central Daylight Time. Shareholders of record as of May 24, 2004 will be entitled to vote at the meeting.

About Stewart & Stevenson

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, aircraft, marine, petroleum and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

Additional Information

Each of Stewart & Stevenson's directors, its new director nominee and certain of its executive officers may be deemed participants in the Company's solicitation of proxies in connection with the 2004 Annual Meeting. Information regarding the interests of each of these persons in the Company's solicitation is contained under the headings "Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management" beginning on page 4 of Stewart & Stevenson's preliminary proxy statement, "Election of Directors" beginning on page 7, "Executive Compensation" beginning on page 28 and "Transactions with Management and Certain Business Relationships on page 40. In the event there is a solicitation in opposition to the Company's director nominees or in support of any of the proposals set forth in a notice from one of the Company's shareholders and described on page 41 of the preliminary proxy statement, the Company will provide additional participant information in supplemental materials to be filed with the Commission in the near future.

Shareholders are urged to read the Company's definitive proxy materials and any additional materials that will be filed by the Company at the website of the Commission at www.sec.gov Once available, these documents may also be obtained for free in the Investor Relations section of the Company's website at www.ssss.com or by calling MacKenzie Partners at 800-322-2885.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.